January     , 2013

Nuveen Michigan Quality Income Municipal Fund 333 West Wacker Drive Chicago, IL 60606	Nuveen Michigan Dividend Advantage Municipal Fund 333 West Wacker Drive Chicago, IL 60606

Nuveen Michigan Premium Income Municipal Fund, Inc. 333 West Wacker Drive Chicago, IL 60606

Re:	MuniFund Term Preferred Shares and Variable Rate MuniFund Term Preferred Shares Issued in Reorganizations of Nuveen Michigan Dividend Advantage Municipal Fund and Nuveen Michigan Premium Income Municipal Fund, Inc. into Nuveen Michigan Quality Income Municipal Fund

Ladies and Gentlemen:

You have requested our opinion regarding the treatment under the Internal Revenue Code of 1986, as amended (the “Code”), of certain MuniFund Term Preferred Shares (“MTP Shares”) and Variable Rate MuniFund Term Preferred Shares (“VMTP Shares”) described below. The MTP Shares and VMTP Shares will be issued in the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) by and between Nuveen Michigan Dividend Advantage Municipal Fund, a Massachusetts business trust (“Dividend Advantage Fund”), and Nuveen Michigan Premium Income Municipal Fund, Inc., a Minnesota corporation (“Premium Income” and together with Dividend Advantage Fund, each an “Acquired Fund” and collectively, the “Acquired Funds”), and Nuveen Michigan Quality Income Municipal Fund, a Massachusetts business trust (the “Acquiring Fund”). The Acquired Funds and the Acquiring Fund are each referred to herein as a “Fund.”

Each Reorganization contemplates the transfer of substantially all the assets of the Acquired Fund to the Acquiring Fund solely in exchange for (i) voting common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund

Nuveen Michigan Quality Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Michigan Premium Income Municipal Fund, Inc.

January     , 2013

Common Shares”), (ii)(a) in the case of Dividend Advantage Fund, voting MTP Shares, par value $0.01 per share and liquidation preference $10 per share, of the Acquiring Fund, or (ii)(b) in the case of Premium Income, voting VMTP Shares, par value $0.01 per share and liquidation preference of $100,000 per share, of the Acquiring Fund (respectively, “Acquiring Fund MTP Shares” and “Acquiring Fund VMTP Shares” and together with Acquiring Fund Common Shares, the “Acquiring Fund Shares”) and (iii) the assumption by the Acquiring Fund of substantially all the liabilities of the Acquired Fund. Thereafter, each Acquired Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of August 27, 2012 (the “Plan”), entered into by the Acquired Funds and the Acquiring Fund.

In rendering our opinion, we have examined the Plan and the registration statement containing the Joint Proxy Statement/Prospectus relating to the Reorganizations on Form N-14 (File No. 333-182723) filed by the Acquiring Fund with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”). We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. The opinion herein is subject to and conditioned upon the representations made by the Funds concerning factual matters (but not conclusions of law). The initial and continuing truth and accuracy of such representations at all relevant times constitutes an integral basis for the opinion expressed herein and our opinion is conditioned upon the initial and continuing truth and accuracy of such representations at all relevant times. Our opinion is based, in part, on the assumption that each Reorganization described herein will occur in accordance with the terms of the Plan—without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved—and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan and in the Registration Statement, are accurate as of the date hereof and will be accurate on the effective date and at the time of each Reorganization (the “Effective Time”).

Nuveen Michigan Quality Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Michigan Premium Income Municipal Fund, Inc.

January     , 2013

Facts

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusion.

Each Acquired Fund has been registered and operated, since it commenced operations, as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Dividend Advantage Fund’s common shares are listed and traded on the NYSE MKT. Premium Income’s common shares are listed and traded on the New York Stock Exchange. Dividend Advantage Fund currently has the following outstanding MTP Shares: 2.30% Series 2015. Premium Income currently has the following outstanding VMTP Shares: Series 2014. All the outstanding common shares, MTP Shares, and VMTP Shares of each Acquired Fund are treated as equity for federal income tax purposes. Each Acquired Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs.

The Acquiring Fund similarly has been registered and operated, since it commenced operations, as a closed-end management investment company under the 1940 Act. Acquiring Fund Common Shares are listed and traded on the New York Stock Exchange. As part of the Reorganizations, the Acquiring Fund will issue (i) one new series of Acquiring Fund MTP Shares, 2.30% Series 2015, and (ii) one new series of Acquiring Fund VMTP Shares, Series 2014 #1. The Acquiring Fund Common Shares to be issued in the Reorganizations will be treated as equity for federal income tax purposes. The Acquiring Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which each Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which each Reorganization occurs.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, the Acquiring Fund will acquire substantially all the assets of each Acquired Fund solely in exchange for newly issued Acquiring Fund Common Shares, newly issued Acquiring Fund MTP Shares or Acquiring Fund VMTP Shares and the assumption by the

Nuveen Michigan Quality Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Michigan Premium Income Municipal Fund, Inc.

January     , 2013

Acquiring Fund of substantially all the liabilities of each Acquired Fund. Thereafter, each Acquired Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The assets of each Acquired Fund to be acquired by the Acquiring Fund will include, without limitation, cash, securities, commodities, interests in futures, and dividends or interest receivables owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund as of the Valuation Time (as defined in the Plan). Each Acquired Fund will retain assets sufficient to pay its liabilities that will not be assumed by the Acquiring Fund, including, without limitation, all accumulated and unpaid dividends on all outstanding MTP Shares or VMTP Shares of the Acquired Fund and all declared but unpaid dividends on all outstanding common shares of the Acquired Fund. In each Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the Acquired Fund’s net assets and at least seventy percent (70%) of the fair market value of the Acquired Fund’s gross assets held immediately prior to the Reorganization.

The Acquiring Fund Common Shares issued to each Acquired Fund will have the same aggregate net asset value, as of the Valuation Time, as the aggregate value of the net assets of the Acquired Fund transferred to the Acquiring Fund (net of the liquidation preference of all the outstanding MTP Shares or VMTP Shares of such Acquired Fund) as of such time. The number of Acquiring Fund MTP Shares issued to Dividend Advantage Fund will be equal to the number of Dividend Advantage Fund MTP Shares, 2.30% Series 2015, outstanding immediately prior to the Reorganization and will consist solely of Acquiring Fund MTP Shares, 2.30% Series 2015. The number of Acquiring Fund VMTP Shares issued to Premium Income will be equal to the number of Premium Income VMTP Shares, Series 2014, outstanding immediately prior to the Reorganization and will consist solely of Acquiring Fund VMTP Shares, Series 2014 #1. The Acquiring Fund MTP Shares and Acquiring Fund VMTP Shares issued to each Acquired Fund will have the same liquidation preference and substantially the same terms as the MTP Shares or VMTP Shares, respectively, of such Acquired Fund outstanding at the Effective Time for which they are exchanged. The “Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares” of each Fund accurately describes the features to which its MTP Shares or VMTP Shares, as the case may be, are subject.

After the Effective Time of its respective Reorganization, each Acquired Fund will be liquidated and will distribute the newly issued Acquiring Fund Common Shares it received pro rata to its common shareholders of record in exchange for such shareholders’ Acquired Fund common shares and, in the case of Dividend Advantage Fund, will distribute one Acquiring Fund MTP Share, 2.30% Series 2015, to its MTP shareholders of record for each MTP Share, 2.30% Series 2015, held by such shareholder, and in the case of Premium

Nuveen Michigan Quality Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Michigan Premium Income Municipal Fund, Inc.

January     , 2013

Income, will distribute one Acquiring Fund VMTP Share, Series 2014 #1, to its VMTP shareholders of record for each VMTP Share, Series 2014, held by such shareholder. In such distribution, Acquiring Fund MTP Shares will be distributed only to holders of, and in exchange for, the Acquired Fund MTP Shares and Acquiring Fund VMTP Shares will be distributed only to holders of, and in exchange for, the Acquired Fund VMTP Shares. No fractional Acquiring Fund Common Shares will be issued in connection with the Reorganizations. In lieu thereof, the Acquiring Fund’s transfer agent, on behalf of the shareholders entitled to receive fractional Acquiring Fund Common Shares, will aggregate all fractional Acquiring Fund Common Shares and sell the resulting whole on the New York Stock Exchange for the account of all shareholders of fractional interests, and each such shareholder will be entitled to a pro rata share of the proceeds from such sale.

As a result of each Reorganization, every common shareholder of the Acquired Fund participating in the Reorganization will own Acquiring Fund Common Shares (including for this purpose any fractional shares to which they would be entitled) that will have an aggregate per share net asset value as of the Valuation Time equal to the aggregate per share net asset value of the Acquired Fund common shares held by such shareholder as of the Valuation Time, each holder of Acquired Fund MTP Shares will own Acquiring Fund MTP Shares with an aggregate liquidation preference and value as of the Valuation Time equal to the aggregate liquidation preference and value of the Acquired Fund MTP Shares held by such shareholder as of the Valuation Time, and each holder of Acquired Fund VMTP Shares will own Acquiring Fund VMTP Shares with an aggregate liquidation preference and value as of the Valuation Time equal to the aggregate liquidation preference and value of the Acquired Fund VMTP Shares held by such shareholder as of the Valuation Time.

Opinion

Based solely on the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations expressed herein, we are of the opinion that (i) the Acquiring Fund MTP Shares and the Acquiring Fund VMTP Shares will be treated as equity in the Acquiring Fund for federal income tax purposes and (ii) the distributions made with respect to such MTP Shares and VMTP Shares will qualify as exempt-interest dividends to the extent they are reported as such by the Acquiring Fund and permitted by Section 852(b)(5)(A) of the Code.

This opinion is furnished to the Funds solely for their benefit in connection with the Reorganizations and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of the Funds and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing

Nuveen Michigan Quality Income Municipal Fund

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Michigan Premium Income Municipal Fund, Inc.

January     , 2013

any lawyer-client relationship with any shareholder of the Funds. We understand that Vedder Price P.C. may rely on the conclusion of this opinion as a factual assumption for purposes of issuing certain other opinions in connection with the Reorganizations. This letter is not to be relied upon for the benefit of any other person.

In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations, and qualifications:

1.	Our opinion is based upon our interpretation of the current provisions of the Code and current judicial decisions, administrative regulations, and published notices, rulings, and procedures. We have considered the positions of the Internal Revenue Service in published and private rulings. We note that there is no authority directly on point dealing with securities like the Acquiring Fund MTP Shares or the Acquiring Fund VMTP Shares. Our opinion only represents our best judgment and is not binding on the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. Consequently, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

2.	Our opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter, whether federal, state, local or foreign, not specifically set forth in the foregoing opinion.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

K&L GATES LLP